EXHIBIT 99.1
$125,000,000 AGGREGATE PRINCIPAL AMOUNT1
QUANTA SERVICES, INC.
3.75% CONVERTIBLE SUBORDINATED NOTES
DUE 2026
PURCHASE AGREEMENT
dated April 26, 2006
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
CREDIT SUISSE SECURITIES (USA) LLC

[1]	Plus an additional $18,750,000 aggregate principal amount of Notes pursuant to an option granted to the Initial Purchasers.

PURCHASE AGREEMENT
April 26, 2006
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
CREDIT SUISSE SECURITIES (USA) LLC
   As Representatives of the several Initial Purchasers
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019
Ladies and Gentlemen:
     Quanta Services, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule A (the “Initial Purchasers”) $125,000,000 in aggregate principal amount of its 3.75% Convertible Subordinated Notes due 2026 (the “Firm Notes”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $18,750,000 in aggregate principal amount of its 3.75% Convertible Subordinated Notes due 2026 (the “Optional Notes” and, together with the Firm Notes, the “Notes”). Banc of America Securities LLC (“BAS”), J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC have agreed to act as representatives of the several Initial Purchasers (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. To the extent that there are no additional Initial Purchasers listed on Schedule A other than you, the terms Representatives and Initial Purchasers as used herein shall mean you, as Initial Purchasers. The terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires.
     The Notes will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, “Conversion Shares” means the shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes.
     The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Securities Act”), in reliance upon an exemption therefrom.
     Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, dated the Closing Date (as defined below), between the Company and the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Company will agree to file or have on file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Registration Statement”) covering the resale of the Notes and the Conversion Shares. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the “Operative Documents.”
     The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Preliminary Offering Memorandum (as defined below) and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement.
     The Company has prepared an offering memorandum, dated the date hereof, setting forth information concerning the Company, the Notes, the Registration Rights Agreement and the Common Stock, in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, “Offering Memorandum” means, collectively, the Preliminary Offering Memorandum dated as of April 26,

2006 (the “Preliminary Offering Memorandum”) and the offering memorandum dated the date hereof (the “Final Offering Memorandum”), each as then amended or supplemented by the Company. As used herein, each of the terms “Offering Memorandum”, “Preliminary Offering Memorandum” and “Final Offering Memorandum” shall include in each case the documents incorporated or deemed to be incorporated by reference therein.
     The Company hereby confirms its agreements with the Initial Purchasers as follows:
Section 1.       Representations, Warranties and Covenants of the Company.
     The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:
     (a)       No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers, the offer, resale and delivery of the Notes by the Initial Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (b)       No Integration. None of the Company or any of its subsidiaries listed on Schedule B hereto (each a “Subsidiary” and collectively the “Subsidiaries”) has made any offer or sale of any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the Notes or the Conversion Shares.
     (c)       Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act, or quoted on an automated inter-dealer quotation system.
     (d)       Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company in connection with the transactions contemplated by this Agreement (except as contemplated in this Agreement).
     (e)       Offering Memoranda. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum complied when it was filed or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date of this Agreement, the Closing Date and on any Subsequent Closing Date, the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any Subsequent Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on the behalf of the Initial Purchasers consists of the information described as such in Section 8 hereof.

     (f)       Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Offering Memorandum, (ii) the management presentation relating to the Notes posted on Netroadshow.com, and (iii) a schedule in the form attached hereto as Schedule C indicating the aggregate principal amount of Notes being sold and the price at which the Notes will be sold. The Disclosure Package as of 4:00 pm (Eastern time) on the date hereof (the “Applicable Time”) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8 hereof.
     (g)       Statements in Offering Memorandum. The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the headings “Certain U.S. Federal Income Tax Consequences,” “Certain ERISA Considerations,” “Description of Notes,” and “Description of Capital Stock” insofar as such statements fairly summarize in all material respects legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (h)       Offering Materials Furnished to Initial Purchasers. The Company has delivered to the Representatives copies of the Preliminary Offering Memorandum and the Final Offering Memorandum, each as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Initial Purchasers.
     (i)       Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (j)       Authorization of the Indenture. The Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture will conform in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Final Offering Memorandum.
     (k)       Authorization of the Notes. The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Notes will conform in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Final Offering Memorandum.
     (l)       Authorization of the Conversion Shares. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.
     (m)       Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

     (n)       No Material Adverse Change. Except as otherwise disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and each Subsidiary, considered as one entity or (ii) the long-term debt of the Company or the Subsidiaries on a consolidated basis or capital stock of the Company or any of its Subsidiaries (a “Material Adverse Change”). Since the date of the latest balance sheet presented, or incorporated by reference, in the Preliminary Offering Memorandum and the Final Offering Memorandum, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions not in the ordinary course of business, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum and in any amendments thereof and supplements thereto.
     (o)       Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Preliminary Offering Memorandum and the Final Offering Memorandum, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.
     (p)       Preparation of the Financial Statements. The consolidated financial statements included in the Preliminary Offering Memorandum and the Final Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such consolidated financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the captions “Summary—Summary Consolidated Financial Data” and “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Preliminary Offering Memorandum and the Final Offering Memorandum.
     (q)       Incorporation and Good Standing of the Company and the Subsidiaries. Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt of the Company or the Subsidiaries on a consolidated basis or capital stock of the Company or any of its Subsidiaries; or (iii) the issuance and sale of the Notes or consummation of any of the other transactions contemplated by the Operative Documents (a “Material Adverse Effect”). Each of the Company and the Subsidiaries has (i) all requisite corporate, limited liability or limited partnership power and authority, and (ii) all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies, foreign and domestic (collectively, the “Consents”), that in the case of clauses (i) and (ii), are necessary to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Preliminary

Offering Memorandum and the Final Offering Memorandum except, in the case of clause (ii), for any Consents the absence of which would not reasonably be expected to have a Material Adverse Effect. Each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received written notice of any investigation or proceedings which has resulted in or, if decided adversely to the Company or any Subsidiary, would reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
     (r)       Capitalization and Other Capital Stock Matters. As of March 31, 2006, the authorized, issued and outstanding capital stock of the Company was as set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Description of Capital Stock.” All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security to acquire from the Company or any Subsidiary any Common Stock, except as may exist with respect to the limited vote stock, or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained or incorporated by reference in the Preliminary Offering Memorandum and the Final Offering Memorandum. Except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.
     (s)       Subsidiaries. The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries, as otherwise disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum and for the Company’s ownership interest in each of Lightwave LLC and Pivotel, LLC, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, or preferential arrangement of any kind whatsoever (a “Lien”), except to the extent that the capital stock of each of the Subsidiaries is pledged as security to the lenders under the Credit Agreement dated as of December 19, 2003 (as amended through the date of this Agreement) between the Company and the lenders and other parties as set forth therein (the “Credit Agreement”).
     (t)       Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organization document, as applicable (ii) is in default, and no event has occurred which, with notice or lapse of time, would constitute a default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound (including, without limitation, the Company’s 4.0% Convertible Subordinated Notes due 2007 and the related indenture, the Company’s 4.5% Convertible Subordinated Notes due 2023 and the related indenture and the Credit Agreement), or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except with respect to clause (ii) and (iii) only, for such violations or Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
     The Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, by the Preliminary Offering Memorandum and by the Final Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organization document, of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
     (u)       Consents. No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, by the Preliminary Offering Memorandum and by the Final Offering Memorandum, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder and (ii) such as may be required under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (“NASD”).
     (v)       No Material Actions or Proceedings. Except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, (A) has a reasonable probability of being determined adversely to the Company or any Subsidiary and (B) if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened.
     (w)       Labor Matters. No labor disturbance by the employees of the Company or any Subsidiary exists or to the Company’s knowledge is imminent, which (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect.
     (x)       Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property rights of others, or any written notice that any of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any contractual obligation binding on any of its officers, directors or employees or otherwise in violation of the rights of any person, and which such infringement, conflict or violation, if the subject of an unfavorable decision, would reasonably be expected to have a Material Adverse Effect.
     (y)          Title to Properties. The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated. The Company and the Subsidiaries have good title in fee simple to all material real property and good title to all material personal property owned by them, in each case free and clear of all Liens (i) except such as are described in the Preliminary Offering Memorandum and the Final Offering Memorandum, (ii) except that all such real and personal property is subject to mortgages and liens granted as security to the lenders under the Credit Agreement and (iii) except such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any written notice of any claim adverse to its ownership of any real property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary, except as would not reasonably be expected to have a Material Adverse Effect.
     (z)          Tax Law Compliance. Each of the Company and the Subsidiaries has, in all material respects, accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except as would not reasonably be expected to have a Material Adverse Effect. Except in connection with pending tax audits as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, no material deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate in all material respects to meet any assessments and related liabilities for any such period and, since the date of most recent audited financial statements, the Company and the Subsidiaries have not incurred any material liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries.
     (aa)       Company Not an “Investment Company”. The Company is not, and, after receipt of payment for the Notes and application of the proceeds as described under “Use of Proceeds” in the Preliminary Offering Memorandum and the Final Offering Memorandum will not be, subject to registration as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (bb)       Compliance with Reporting Requirements. The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock (including, subject to notice of issuance, the Conversion Shares) are listed on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
     (cc)       Insurance. Except as otherwise disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, each of the Company and the Subsidiaries maintain insurance or are self-insured with sufficient reserves in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would reasonably be expected to have a Material Adverse Effect. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.
     (dd)       No Restriction on Distributions. No Subsidiary is currently contractually prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum.
     (ee)       No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     (ff)       Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any of its Subsidiaries, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any of its Subsidiaries, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Preliminary Offering Memorandum or the Final Offering Memorandum which is not so described as required.
     (gg)       No General Solicitation. The Company has not, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes or the Conversion Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.
     (hh)       ERISA Compliance. No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred any liability and does not expect to incur any material liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan;” and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (ii)       Compliance with Environmental Laws. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary upon any property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (jj)          No Unlawful Contributions or Other Payments. Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of its employees or any agent acting within the scope of such agent’s authority has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.
     (kk)         No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families, except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum.
     (ll)          Sarbanes-Oxley Compliance. The Company is in compliance with provisions of the Sarbanes Oxley Act that are effective, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
     (mm)       Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (nn)       No Material Weakness in Internal Controls. Except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (oo)       Intentionally omitted.
     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

Section 2.       Purchase, Sale and Delivery of the Notes
     (a)       The Firm Notes. The Company agrees to issue and sell to the several Initial Purchasers the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 97.5% of the aggregate principal amount thereof.
     (b)       The Closing Date. Delivery of the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2300, Houston, Texas 77002 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on May 3, 2006 (the time and date of such closing are called the “Closing Date”).
     (c)       The Optional Notes; any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $18,750,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes, plus interest accrued thereon, if any, from the Closing Date. The option granted hereunder may be exercised at any time, no more than once, upon notice by the Representatives to the Company, which issuance must occur at any time within 13 days from the date of the first issuance of the Firm Notes. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representatives. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amount as the Representatives may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.
     (d)       Payment for the Notes. Payment for the Notes shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.
     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase. BAS, individually and not as the Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Notes to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.
     (e)       Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers the Firm Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers, the Optional Notes the Initial Purchasers have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.
Section 3.       Covenants of the Company
     The Company covenants and agrees with each Initial Purchaser as follows:
     (a)       Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date which is the earlier of nine months after the date hereof or of the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Preliminary Offering Memorandum or the Final Offering Memorandum, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not print, use or distribute such proposed amendment or supplement to which the Representatives reasonably object.
     (b)       Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Preliminary Offering Memorandum or the Final Offering Memorandum in order that the Preliminary Offering Memorandum or the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Preliminary Offering Memorandum or the Final Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.
     (c)       Copies of Offering Memorandum. The Company agrees to furnish to the Representatives, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendments and supplements thereto as the Representatives may request.
     (d)       Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (e)       Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.
     (f)       Compliance with Securities Law. The Company will comply with all applicable securities, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.
     (g)       Legends. Each of the Notes will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.
     (h)       Written Information Concerning the Offering. Without the prior written consent of the Representatives, the Company will not give to any prospective purchaser of the Notes or any other person not in its employ, except for agents, accountants, attorneys, and other advisors of the Company, any written information concerning the offering of the Notes other than the Preliminary Offering Memorandum, the Final Offering Memorandum or any other offering materials prepared by or with the prior consent of the Representatives.
     (i)       No General Solicitation. Except following the effectiveness of the Registration Statement, the Company will not, and will cause its Subsidiaries not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (j)       No Integration. The Company will not, and will cause its Subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.
     (k)       Intentionally omitted.
     (l)       Information to Publishers. Any information provided by the Company to publishers of publicly available databases about the terms of the Securities Act shall include a statement that the Notes have not been registered under the Securities Act and are subject to restrictions under Rule 144A of the Act.
     (m)       DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
     (n)       Rule 144 Tolling. During the period of two years after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (o)       Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Offering Memorandum and the Final Offering Memorandum.
     (p)       Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
     (q)       Available Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.

     (r)       Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.
     (s)       Intentionally omitted.
     (t)       Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement or the Registration Rights Agreement and the Company’s issuance of Common Stock (A) upon the conversion of the Notes or the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (B) upon the grant or exercise of options issued under, or the issuance and sale of shares pursuant to, any existing stock option, stock bonus or other stock plan or arrangement; or (C) as required by the terms of any earn-out provision contained in any agreement existing on the date hereof to which the Company is a party. If (i) the Company issues an earnings release of material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.
     (u)       Intentionally omitted.
     (v)       Intentionally omitted.
     (w)       Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.
     (x)       No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or would reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.
     (y)       Intentionally omitted.
     (z)       Intentionally omitted.
Section 4.       Payment of Expenses
     The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Preliminary Offering Memorandum and the Final

Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the expenses of the Company and the Initial Purchasers in connection with the marketing and offering of the Notes, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Notes, except that the Company and the Initial Purchasers will each pay 50% of the cost of privately chartered airplanes used for such purposes, (viii) the fees and expenses associated with listing the Conversion Shares on the NYSE and (ix) all expenses and fees in connection with admitting the Notes for trading in the PORTAL Market. Except as provided in this Section 4, Section 7, Section 10 and Section 11 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.
Section 5.       Conditions of the Obligations of the Initial Purchasers
     The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of the related Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a)       Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, the form of which is attached as Exhibit A.
     (b)       No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:
          (i)         in the judgment of the Representatives there shall not have occurred any Material Adverse Change;
          (ii)        there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum; and
          (iii)       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (c)       Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Baker & Hostetler LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

     (d)       Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Tana Pool, General Counsel to the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.
     (e)       Opinion of Counsel for the Initial Purchasers. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Notes, the Preliminary Offering Memorandum, the Final Offering Memorandum and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (f)       Officers’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have examined the Preliminary Offering Memorandum, the Final Offering Memorandum, any amendments or supplements thereto and this Agreement, to the effect set forth in subsection (b)(iii) of this Section 5, and further to the effect that:
          (i)         for the period from and after the date of this Agreement and prior to such Closing Date or such Subsequent Closing Date, as the case may be, there has not occurred any Material Adverse Change;
          (ii)        the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing Date or such Subsequent Closing Date, as the case may be; and
          (iii)       the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Subsequent Closing Date, other than those conditions that have been waived in writing by the Representatives in writing, as the case may be.
     (g)       Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.
     (h)       Registration Rights Agreement. The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect.
     (i)       Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from each person listed on Schedule D hereto, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.
     (j)       PORTAL Designation. The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

     (k)       The Company shall have caused the Conversion Shares to be approved for listing, subject to issuance, on the NYSE.
     (l)       Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 8, Section 9 and Section 13 shall at all times be effective and shall survive such termination.
Section 6.       Representations, Warranties and Agreements of Initial Purchasers
     Each of the Initial Purchasers represents and warrants that it is a “qualified institutional buyer”, as defined in Rule 144A of the Securities Act. Each Initial Purchaser agrees with the Company that:
     (a)       The Notes and the Common Stock issuable upon conversion thereof have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account of benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.
     (b)       it has not offered or sold, and will not offer or sell, any Notes to, or for the account or benefit of, any person (x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except in accordance with Rule 144A and to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act).
     (c)       neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.
     (d)       in connection with each sale pursuant to Section 6(a)(i), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A.
     (e)       any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Notes shall include a statement that the Notes have not been registered under the Act and are subject to restrictions under Rule 144A under the Act.
     (f)       it acknowledges that additional restrictions on the offer and sale of the Notes and the Common Stock issuable upon conversion thereof are described in the Preliminary Offering Memorandum and the Final Offering Memorandum.
     (g)       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
     (h)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

Section 7.       Reimbursement of Initial Purchasers’ Expenses
     If this Agreement is terminated by the Representatives pursuant to Section 5, or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
Section 8.       Indemnification
     (a)       Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Initial Purchaser, its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b)       Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering

Memorandum (or any amendment or supplement thereto) are the statements set forth in Schedule E. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
     (c)       Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action in a timely manner and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or the indemnifying party is otherwise materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by BAS in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d)       Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have (A) reimbursed the indemnified party in accordance with such request prior to the date of such settlement or (B) delivered notice to the indemnified party of its good faith objection to such claim of indemnification within the 30 days after receipt by such indemnifying party of a request to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
Section 9.       Contribution
     If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the purchase discount or commission received by such Initial Purchaser in connection with the Notes purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
Section 10.       Default of One or More of the Several Initial Purchasers
     If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or any Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
Section 11.       Termination of this Agreement
     On or prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Final Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Initial Purchasers pursuant to Sections 4 and 7 hereof or (b) any Initial Purchaser to the Company.
Section 12.       No Advisory or Fiduciary Responsibility
     The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.
Section 13.       Representations and Indemnities to Survive Delivery
     The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers, directors, employees, agents or any controlling person, as the case may be, (ii) acceptance of the Notes and payment for them hereunder or (iii) any termination of this Agreement.
Section 14.       Notices
     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representatives:
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Facsimile: 212-933-2217
Attention: Syndicate Department
J.P. Morgan Securities Inc.
277 Park Avenue, 9th Floor
New York, New York 10172
Facsimile: 212-622-8358
Attention: Equity Syndicate Desk
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010
Facsimile: 212-325-8278
Attention: Transaction Advisory Group
     with a copy to:
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Facsimile: 214-209-3507
Attention: Gary Kahn

     If to the Company:
Quanta Services, Inc.
1360 Post Oak Blvd., Suite 2100
Houston, Texas 77056
Facsimile: (713) 629-7639
Attention: General Counsel
     with a copy to:
Baker & Hostetler LLP
1000 Louisiana, Suite 2000
Houston, Texas 77002
Facsimile: 713-751-1717
Attention: W. Robert Shearer
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
Section 15.       Successors
     This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.
Section 16.       Partial Unenforceability
     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
Section 17.       Governing Law Provisions
     (a)       Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b)       Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.       General Provisions
     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, QUANTA SERVICES, INC.
By:	/s/ James Haddox
James Haddox
Chief Financial Officer

[Signature Page to Purchase Agreement]

     The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
CREDIT SUISSE SECURITIES (USA) LLC
Acting as Representatives of the several
Initial Purchasers named in the attached Schedule A.

By:	BANC OF AMERICA SECURITIES LLC

By:	/s/ Derek Dillon

Derek Dillon
Managing Director

By:	J.P. MORGAN SECURITIES INC.

By:	/s/ Santosh Sreenivasan

Santosh Sreenivasan
Vice President

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/Steven Doll

Steven Doll
Director
[Signature Page to Purchase Agreement]

SCHEDULE A

Aggregate
Principal
Amount of
Firm Notes
Initial Purchasers	to be Purchased
Bank of America Securities LLC	$52,500,000
J.P. Morgan Securities Inc.	$33,125,000
Credit Suisse Securities (USA) LLC	$33,125,000
First Albany Capital Inc.	$6,250,000

Total	$125,000,000

[Schedule A]

SCHEDULE B

Subsidiaries	State of Incorporation
Advanced Technologies and Installation Corporation	Washington
Airlan Telecom Services, L.P.	Texas
Allteck Line Contractors (USA), Inc.	Washington
Allteck Line Contractors, Inc.	British Columbia
Arby Construction, Inc.	Delaware
Austin Trencher, Inc.	Delaware
Bradford Brothers, Inc.	North Carolina
CCLC, Inc.	Delaware
CMI Services, Inc.	Florida
Conti Communications, Inc.	Delaware
Croce Electric Company, Inc.	Delaware
Crown Fiber Communications, Inc.	Virginia
Digco Utility Construction, L.P.	Texas
Dillard Smith Construction Company	Delaware
Driftwood Electrical Contractors, Inc.	Delaware
Environmental Professional Associates, Limited	California
Five Points Construction Co.	Texas
Global Enercom Management, Inc.	Delaware
Golden State Utility Co.	Delaware
H.L. Chapman Pipeline Construction, Inc.	Delaware
Intermountain Electric, Inc.	Colorado
Irby Construction Company	Mississippi
Lindsey Electric, L.P.	Texas
Manuel Bros., Inc.	Delaware
Mears Canada Corp.	Nova Scotia
Mears Engineering, LLC	Michigan
Mears Group, Inc.	Delaware
Mears Services, LLC	Michigan
Mears/ CPG LLC	Michigan
Mears/ HIDD LLC	Michigan
Mearsmex, S. de R.L. de C.V.	Mexico
Mejia Personnel Services, Inc.	Texas
Metro Underground Services Inc. of Illinois.	Illinois
Network Electric Company	Delaware
North Houston Pole Line, L.P.	Delaware
North Sky Communications, Inc.	Delaware
Okay Construction Company, LLC	Delaware
PAR Electrical Contractors, Inc.	Missouri
Par Internacional, S. de R.L. de C.V.	Mexico
Parkside Site & Utility Company Corporation	Delaware
Parkside Utility Construction Corp.	Delaware
Potelco, Inc.	Washington
Professional Teleconcepts, Inc.	Illinois
Professional Teleconcepts, Inc.	New York
PWR Financial Company	Delaware
PWR Network, LLC	Delaware
QDE LLC	Delaware
QPC, Inc.	Delaware
QSI, Inc.	Delaware
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Delaware, Inc.	Delaware
Quanta Government Services, Inc.	Delaware
[Schedule B — Page 1]

Subsidiaries	State of Incorporation
Quanta Government Solutions, Inc.	Delaware
Quanta International Limited	British Virgin Islands
Quanta LIX Acquisition, Inc.	Delaware
Quanta LVII Acquisition, Inc.	Delaware
Quanta LVIII Acquisition, Inc.	Delaware
Quanta LX Acquisition, Inc.	Delaware
Quanta LXI Acquisition, Inc.	Delaware
Quanta LXII Acquisition, Inc.	Delaware
Quanta LXIII Acquisition, Inc.	Delaware
Quanta LXIV Acquisition, Inc.	Delaware
Quanta LXIX Acquisition, Inc.	Delaware
Quanta LXV Acquisition, Inc.	Delaware
Quanta LXVI Acquisition, Inc.	Delaware
Quanta LXVII Acquisition, Inc.	Delaware
Quanta LXVIII Acquisition, Inc.	Delaware
Quanta LXX Acquisition, Inc.	Delaware
Quanta LXXI Acquisition, Inc.	Delaware
Quanta LXXII Acquisition, Inc.	Delaware
Quanta LXXIII Acquisition, Inc	Delaware
Quanta Receivables, L.P.	Delaware
Quanta Services Management Partnership, L.P.	Texas
Quanta Services of Canada Ltd.	British Columbia
Quanta Utility Installation Company, Inc.	Delaware
Quanta Utility Services, LLC	Delaware
R.A. Waffensmith & Co., Inc.	Delaware
S.K.S. Pipeliners, LLC	Delaware
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Southeast Pipeline Construction, Inc.	Delaware
Southwest Trenching Company, Inc.	Texas
Southwestern Communications, Inc.	Delaware
Spalj Construction Company	Delaware
Sumter Utilities, Inc.	Delaware
The Ryan Company, Inc.	Massachusetts
Tjader, L.L.C.	Delaware
TNS-VA, LLC	Delaware
Tom Allen Construction Company	Delaware
Total Quality Management Services, LLC	Delaware
Trans Tech Electric, L.P.	Texas
Trawick Construction Company, Inc.	Florida
TTGP, Inc.	Delaware
TTLP, Inc.	Delaware
TTM, Inc.	North Carolina
Underground Construction Co., Inc.	Delaware
Utility Line Management Services, Inc.	Delaware
VCI Telcom, Inc.	Delaware
W.C. Communications, Inc.	Delaware
[Schedule B — Page 2]

SCHEDULE C
Quanta Services, Inc.
3.75% Convertible Subordinated Notes due 2026

Issuer:	Quanta Services, Inc.

Title of securities:	3.75% Convertible Subordinated Notes due 2026

Issue price	97.5%

Aggregate principal amount offered:	$125 million (excluding option to purchase up to $18.75 million of additional notes to cover over allotments)

Net proceeds (after deducting expenses and discounts):	$121.4 million (assuming no exercise of option to purchase up to $18.75 million of additional notes)

Maturity:	April 30, 2026

Annual interest rate:	3.75% per annum

Interest payment dates	April 30, October 30

Conversion price:	$22.41 per share of common stock

Conversion rate:	44.6229 shares of common stock per $1,000 aggregate principal amount of notes

Use of Proceeds:	The Company intends to use the net proceeds from this offering, together with existing cash, to repurchase through a tender offer all or a portion of the Company’s $172.5 million of 4.0% convertible subordinated notes. The Company’s 4.0% convertible subordinated notes mature on July 1, 2007, and bear interest at a rate of 4.0% per annum.

Settlement:	Wednesday, May 3

U.S. Federal Income Tax Considerations:	Comparable yield is 8.25%

Make Whole Premium:	The following table sets forth the hypothetical stock price, effective date and number of additional shares to be issuable per $1,000 principal amount of notes:

Applicable	Effective Date
Price	04/26/06	04/30/07	04/30/08	04/30/09	04/30/10	04/30/11
$ 16.60	15.61	15.61	15.61	15.61	15.61	0.00
$ 20.00	10.80	9.83	8.56	8.26	7.43	0.00
$ 25.00	6.70	5.93	4.54	3.46	1.21	0.00
$ 30.00	4.79	3.88	2.57	1.80	0.00	0.00
$ 35.00	3.61	2.85	1.69	1.06	0.00	0.00
$ 40.00	2.85	2.22	1.23	0.77	0.00	0.00
$ 45.00	2.33	1.80	0.98	0.63	0.00	0.00
$ 50.00	1.99	1.54	0.81	0.54	0.00	0.00
$ 60.00	1.48	1.15	0.60	0.42	0.00	0.00
$ 70.00	1.16	0.91	0.47	0.33	0.00	0.00
$ 80.00	0.93	0.73	0.38	0.27	0.00	0.00
$ 90.00	0.75	0.59	0.31	0.22	0.00	0.00
$100.00	0.61	0.48	0.25	0.18	0.00	0.00
[Schedule C]

SCHEDULE D

30-Day Lock-Up:
Gary A. Tucci
John R. Wilson
James R. Ball
Bernadetto G. Bosco
Vincent D. Foster
Bernard Fried
Louis C. Golm
Nicholas M. Grindstaff
Derrick A. Jensen
Darren B. Miller
James F. O’Neil III
Kenneth W. Trawick
Worthing F. Jackman
Bruce E. Ranck
Tana L. Pool

90-Day Lock-Up:
John R. Colson
James H. Haddox
[Schedule D]

SCHEDULE E
     1.       The language on the cover page of the Preliminary Offering Memorandum and the Final Offering Memorandum directly preceding the names of the Initial Purchasers and related to the delivery of the notes to investors in book-entry form through The Depository Trust Company.
     2.       Under “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum the following: the first paragraph, the third paragraph; the fifth paragraph; the fourth, fifth and sixth sentences in the tenth paragraph; the eleventh paragraph; and the last sentence of the twelfth paragraph.
[Schedule E]

EXHIBIT A
Form of Accountants’ Comfort Letter
     1.       We are an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).
     2.       We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2005. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2005. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2005. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2005.
     3.       For purposes of this letter, we have read the minutes of the 2006 meetings of the stockholders, the Board of Directors, and other committees of the Company as set forth in the minute books at April 24, 2006, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to April 24, 2006 (our work did not extend to the period from April 25, 2006 to April 26, 2006, inclusive) as follows:
     (a)       With respect to the period from January 1, 2006 to February 28, 2006, we have:
(i)	read the unaudited consolidated financial data of the Company arid its subsidiaries for January and February of both 2006 and 2005, furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to February 28, 2006 were available. The financial information for January and February of both 2006 and 2005 is incomplete in that it omits the statements of cash flows and

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in (i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Offering Memorandum.
     The foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.
     4.       Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that (i) at February 28, 2006, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company as compared with amounts shown in the December 31, 2005 consolidated balance sheet incorporated by reference in the Offering Memorandum, or (ii) for the period from January 1, 2006 to February 28, 2006, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, income from operations or net income, except in all instances for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur.
     5.       Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to February 28, 2006, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after February 28, 2006, have, of necessity, been even more limited than those with respect to the periods referred to in 3. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether at April 24, 2006 there
[Exhibit A — Page 1]

was any change in the capital stock or increase in long-term debt of the Company as compared with amounts shown on the December 31, 2005 audited consolidated balance sheet incorporated by reference in the Offering Memorandum. On the basis of these inquiries and our reading of the minutes as described in 3, nothing came to our attention that caused us to believe that there was any such change or increase, except in all instances that the Offering Memorandum discloses have occurred or may occur.
     6.       For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Memorandum and the Form 10-K and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this document as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.
(a)	We compared and/or recomputed or derived the amount by reference to the audited consolidated financial statements and/or related notes to the audited consolidated financial statements in the Company’s 2005 annual report on Form 10-K as of or for the year ended December 31, 2005 and found the amount to be in agreement, after giving effect to rounding, as applicable. However, where applicable, we make no comment whatsoever regarding the reasons for increases or decreases or the manner of their classification.

(b)	We compared and/or recomputed or derived the amount by reference to the audited consolidated financial statements and/or related notes to the audited consolidated financial statements in the Company’s 2003 annual report on Form 10-K as of or for the year ended December 31, 2003 and found the amount to be in agreement, after giving effect to rounding, as applicable. However, where applicable, we make no comment whatsoever regarding the reasons for increases or decreases or the manner of their classification.

(c)	We compared and/or recomputed or derived the amount to an amount on a schedule prepared and furnished to us by the Company and found the amount to be in agreement, after giving effect to rounding, as applicable. We compared the amounts on the schedule to the corresponding amounts appearing in the Company’s accounting records and found such amounts to be in agreement, and verified the mathematical accuracy of the schedule. However, where applicable, we make no comment whatsoever regarding the reasons for increases or decreases or the manner of their classification.

(d)	We compared the amount of the Company’s ratio of earnings to fixed charges or the amount of earnings insufficient to cover fixed charges, as applicable, for the respective period ended to corresponding amounts set forth in a schedule furnished us by the Company and found them to be in agreement. We proved the mathematical computations set forth in the schedule. Additionally, we agreed all amounts included in the schedule to the Company’s accounting records and found them to be in agreement, after giving effect to rounding if applicable. However, we make no comment regarding the Company’s method for this calculation or for their determination of the interest component of non-capitalized lease rental expense.

(e)	We make no comment as to the completeness or appropriateness of the Company’s determination or its disclosures of “Contractual Obligations” pursuant to the SEC’s “Commission Statement about Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Release No. 33-8056).

(f)	We compared to a corresponding amount included in or derived from the Company’s audited financial statements as of December 31, 2001 and for the year then ended included in the Company’s annual report on Form 10 K as of December 31, 2002 and for the year then ended, as appropriate, and found them to be in agreement. Those financial statements as of and for the year ended December 31, 2001 were audited by other
[Exhibit A — Page 2]

independent accountants whose report on the consolidated financial statements as of December 31, 2000 and 2001, and for each of the three years in the period ended December 31, 2001, was dated February 14, 2002 (except for the matters discussed in Note 16, as to which the date is March 25, 2002).

It should be noted that we have not audited or reviewed the Company’s financial statements for any period prior to the year ended December 31, 2002 or performed any other procedures with respect thereto and, accordingly, we are unable to and do not express any opinion or any other form of assurance on those financial statements or the data derived therefrom listed above which were audited by other independent accountants. It should also be noted that the report of the other independent accountants referred to above was not reissued by the other independent accountants in connection with the Offering Memorandum and that the other independent accountants did not consent to the use such report in the Offering Memorandum.

(g)	We make no comment as to the appropriateness or completeness of the Company’s determination of the Regulation S K requirements for quantitative and qualitative disclosures about market risks or as to the reasonableness of the Company’s assumptions underlying such disclosures.
     7.       Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.
     8.       The procedures enumerated in paragraph 6 above do not constitute an audit conducted in accordance with standards of the PCAOB. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.
     9.       It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.
     10.       This letter is solely for the information of the addressees and to assist the Initial Purchasers in conducting and documenting its investigation of the affairs of the Company in connection with the offering of securities covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in the purchase agreement or in any list of closing documents pertaining to the offering of securities covered by the Offering Memorandum.
[Exhibit A — Page 3]

EXHIBIT D
April 26, 2006
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC
   As Representatives of the Several Initial Purchasers
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY ,10019
Re:       Quanta Services, Inc. (the “Company”)
Ladies and Gentlemen:
     This letter agreement relates to the proposed offering by the Company of Convertible Subordinated Notes due 2026, which will be convertible into common stock, $0.00001 par value (the “Common Stock”), of the Company (the “Offering”), for which you will act as the Representatives of the initial purchasers. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other initial purchasers are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into purchase arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that, without the prior written consent of the Representatives, during the period from the date hereof until [ninety (90) days in the case of John Colson and James Haddox] [thirty (30) days in the case of the directors and other officers of the Company identified in Schedule D to the Agreement] from the date of the final offering memorandum for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security. If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the purchase agreement relating to the Offering to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Purchase Agreement) and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of
[Exhibit D — Page 1]

the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
     Notwithstanding the foregoing, after the lapse of ten (10) trading days following the date of the final offering memorandum, the undersigned may engage in (a) sales of up to 35% of any Relevant Security held by the undersigned and (b) sales of any Relevant Security held by the undersigned to satisfy tax obligations of the undersigned resulting from the vesting of restricted Common Stock or the exercise of an option to acquire shares of Common Stock.
     The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of the Representatives, during the Lock-up Period the undersigned will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,
By:

Print Name:

[Exhibit D — Page 2]